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                                                            DRAFT
                                                            OCTOBER 25, 1999


                                VERITAS DGC INC.

                        2,000,000 SHARES OF COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)


                             SALES AGENCY AGREEMENT


                                                               October 26, 1999


PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York 10019


Ladies and Gentlemen:

         Veritas DGC Inc., a Delaware corporation (the "Company"), confirms its agreement with PaineWebber Incorporated (the "Agent"), as follows:

         SECTION 1. Description of Securities. The Company proposes to issue and sell through the Agent, as sales agent, up to 2,000,000 shares (the "Shares") of its Common Stock, par value $0.01 per share ("Common Stock"), on the terms set forth in Section 3 hereof.

         SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Agent that:

         (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and the rules and regulations thereunder ("Rules and Regulations"). A registration statement on Form S-3 (Registration No. 333-86247) with respect to the Shares, including a form of prospectus with respect to the Shares, has been prepared by the Company in conformity with the requirements of the Act and the Rules and Regulations, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement. Any such amendment or supplement was so prepared and filed, and any such amendment or supplement filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or threatened by the Commission. Copies of such registration statement and prospectus, any such amendment or supplement and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered to the Agent. Such registration statement, as it may have heretofore been amended, is referred to herein as the "Registration Statement," and the final form of prospectus with respect to the Shares included in the Registration Statement, as amended or supplemented from time to time, is referred to herein as the "Prospectus." Any reference herein to the Registration Statement, the Prospectus, or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated (or deemed to be incorporated) by reference therein, and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

         (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date (as hereinafter defined), conformed or will conform in all material respects with the requirements of the Act and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at each Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information relating to the Agent furnished to the Company by the Agent specifically for use in the Registration Statement, the Prospectus or any amendment or supplement thereto.

         (c) The documents incorporated by reference in the Registration Statement or the Prospectus, or any amendment or supplement thereto, when they became effective under the Act or were filed with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, conformed in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (d) The consolidated financial statements of the Company and its subsidiaries, together with the related notes set forth or incorporated by reference in the Registration Statement and Prospectus, present fairly the consolidated financial condition and the results of operations and cash flows of the Company and its subsidiaries as of the dates indicated or for the periods therein specified and were prepared in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated



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therein, or in the case of unaudited consolidated financial statements, as permitted by Form 10-Q under the Exchange Act and the rules and regulations thereunder).

         (e) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation with full power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Registration Statement and Prospectus; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure, individually or in the aggregate, to be so qualified and be in good standing would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (f) Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X under the Act) (the "Significant Subsidiaries"), if any, has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified would not have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. The Significant Subsidiaries (as defined in Section 1-02 of Regulation S-X) of the Company are Digicon Geophysical Corp., Veritas DGC Land Inc., Euroseis, Inc., Veritas DGC Australia (Pty) Ltd. and Veritas DGC Ltd.

         (g) Each of the Company and its subsidiaries has (i) good and marketable title to all of the properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material to the business, condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, and (ii) peaceful and undisturbed possession under all material leases to which it is party as lessee. All material leases to which the Company or any of its subsidiaries is a party are valid and binding and no default has occurred and is continuing thereunder, and, to the best knowledge of the Company, no material defaults by the landlord are existing under any such leases.

         (h) The Company has an authorized capitalization as set forth in the Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each Significant Subsidiary, if any, of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and (except for directors' qualifying shares and as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.



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         (i) The Shares have been duly authorized and, when the Shares are issued, delivered and paid for pursuant to this Agreement, the Shares will be duly and validly issued and fully paid and non-assessable; the capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and the Shares will conform in all material respects to the description thereof contained in the Prospectus as amended or supplemented with respect to the Shares. The certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders. The stockholders of the Company have no preemptive rights, rights of first refusal with respect to the Shares or other rights to purchase any of the Shares, and no person has the right, contractual or otherwise, to cause the Company to issue to it, or register pursuant to the Act, any shares of capital stock of the Company upon the issue of the Shares.

         (j) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with the business of the Company and its subsidiaries, considered as one enterprise, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and except as contemplated in the Prospectus and for the Company's offering of up to $115 million of convertible subordinated notes (the "Notes"), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries considered as a whole, and there has not been any material change, on a consolidated basis, in the capital stock of the Company and its subsidiaries, any material increase in the short-term debt or long-term debt of the Company and its subsidiaries, on a consolidated basis, or any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (k) Except as set forth in the Prospectus, there is not pending nor, to the knowledge of the Company, threatened any action, suit or proceeding to which the Company or any of its subsidiaries is a party, before or by any court or governmental agency or body, that could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, or that could reasonably be expected to materially and adversely affect the properties or assets thereof considered as a whole.

         (l) There are no legal or governmental proceedings, contracts or documents of the Company or any of its subsidiaries that are required to be described in or filed as exhibits to the Registration Statement or any of the documents incorporated by reference therein by the Act or the Exchange Act or by the rules and regulations of the Commission thereunder that have not been so described or filed as required.

         (m) All necessary action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes the legal, valid and



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binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether applied in a proceeding in law or equity).

         (n) Neither the Company nor any of its subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective charter or by-laws or in the performance or observance of any of the terms and provisions of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound.

         (o) The issue and sale of the Shares and the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them is bound or to which any of the property of the Company or any of its subsidiaries is subject except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in the violation of the Company's charter or by-laws, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the issue and sale of the Shares and the consummation by the Company of the transactions contemplated by this Agreement, except registration of the Shares under the Act and except such as may be required by state securities or blue sky laws.

         (p) The Company and its subsidiaries have not violated and are in compliance with all laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, except for such violations or noncompliance which, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (q) The Company and its subsidiaries possess such licenses, permits, consents, orders, certificates or authorizations issued by the appropriate federal, state, foreign or local regulatory agencies or bodies necessary to conduct their business as described in the Prospectus except for licenses, permits, consents, orders, certificates, authorizations, approvals, franchises or rights, the absence of which, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise; the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of any



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such licenses, permits, consents, orders, certificates, authorizations, approvals, franchises or rights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (r) Other than as set forth in the Prospectus, to the best of the Company's knowledge, the Company carries, or is covered by, insurance in such amounts and covering such risks as is customary for companies engaged in similar businesses in similar industries.

         (s) Other than as set forth in the Prospectus, the Company and each of its subsidiaries have obtained all material environmental permits, licenses and other authorizations required by federal, state, foreign and local law in order to conduct their businesses as described in the Prospectus; the Company and each of its subsidiaries are conducting their businesses in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to be in compliance would not have a material adverse effect on results of operations or condition (financial or otherwise), present or prospective, of the Company and its subsidiaries taken as a whole; and, except as described in the Prospectus, the Company is not in violation of any federal, state, foreign or local law or regulation relating to the storage, handling, disposal, release or transportation of hazardous or toxic materials except for such violations or noncompliance which, individually or in the aggregate, would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

         (t) PricewaterhouseCoopers LLP, which has audited the financial statements of the Company and its subsidiaries included in the Prospectus, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder.

         (u) The Rights Agreement dated as of May 15, 1997 (the "Rights Agreement"), between the Company and ChaseMellon Shareholder Services, L.L.C. has been duly authorized, executed and delivered by the Company and, except for the dead hand and anti-dilution provisions contained therein, is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to applicable laws of bankruptcy, insolvency, or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity); the preferred stock purchase rights (the "Rights") issued and issuable under the Rights Agreement have been duly authorized by the Company; each outstanding share of Common Stock is associated with and entitled to one duly authorized and validly issued Right; and, when the Common Stock to be sold by the Company hereunder is issued, each such share will be associated with and entitled to one duly authorized and validly issued Right.

         (v) None of the assets, liabilities, revenues or expenses of the Company's subsidiaries other than the significant subsidiaries, when each such financial statement item is considered separately but aggregated for all such subsidiaries, is material to the assets, liabilities, revenues or expenses, respectively, of the Company and its subsidiaries, taken as a whole.



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         (w) No forward looking statement within the meaning of Section 27A of the Act and Section 21E of the Exchange Act contained in the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (x) The Company now meets the exemptive requirements set forth in Rule 101(c)(1) of Regulation M under the Exchange Act.

         SECTION 3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell through the Agent, as exclusive sales agent, and the Agent agrees to sell, as sales agent for the Company, on a reasonable efforts basis, up to 2,000,000 Shares (the "Maximum Amount") on the terms set forth herein.

         The Shares, up to the Maximum Amount, are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent. The Company will designate the maximum amount of Shares to be sold by the Agent on a daily or other basis as reasonably agreed to by the Agent and in any event not in excess of the amount available for issuance under the currently effective Registration Statement. Subject to the terms and conditions hereof, the Agent shall use its reasonable efforts to sell all of the designated Shares up to the Maximum Amount. The compensation to the Agent for sales of Shares shall be at a fixed commission rate of 3.0% of the gross sales price per share for the first 1,800,000 Shares sold under this Agreement and 2.5% of the gross sales price per share for the remainder of the Shares sold under this Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the "Net Proceeds").

         Notwithstanding any provision in this Agreement to the contrary, the Company is under no obligation to issue and sell any or all of the Shares through the Agent pursuant to this Agreement. The Company or the Agent may, upon notice to the other party by telephone (confirmed promptly by telecopy), suspend the offering of Shares; provided, however, that such suspension shall not affect or impair the parties' respective obligations with respect to any Shares sold hereunder prior to the giving of such notice. The Company may also instruct the Agent by telephone (confirmed promptly by telecopy) not to sell Shares if such sales cannot be effected at or above the price designated by the Company in such instruction. Notwithstanding the foregoing, under no circumstances shall the number of Shares sold pursuant to this Agreement exceed the Maximum Amount or the number of shares of Common Stock available for issuance under the currently effective Registration Statement.

         If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of Shares under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party. The Agent shall sell the Shares only by means of ordinary brokers' transactions on the New York Stock Exchange (the "NYSE").

         The Agent shall provide written confirmation to the Company following the close of trading on the NYSE each day in which Shares are sold under this Agreement setting forth the




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number of Shares sold on such day, the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales.

         Settlement for sales of Shares will occur on the third business day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each a "Closing Date"). The amount of proceeds for such sales to be delivered to the Company against the receipt of the Shares sold shall be equal to the aggregate sales prices at which such Shares were sold, net of the Agent's compensation for such sales and after deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales. Settlement for all Shares shall be effected by free delivery of Shares to the Agent's account at The Depository Trust Company in return for payments in same day funds delivered to the account designated by the Company. If the Company shall default on its obligation to deliver Shares on any Closing Date, the Company shall (i) hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver proceeds on any Closing Date for Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight Federal Funds rate.

         On each Closing Date, the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement, and on each Filing Date (as defined below), the Company shall affirm in writing each representation and warranty contained in this Agreement. The Company covenants and agrees with the Agent that on or prior to the second business day after the end of each calendar week during which sales of Shares were made by the Agent (each such week a "Reporting Period"), the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) (each a "Filing Date"), which prospectus supplement will set forth, with regard to such Reporting Period, the dates included within the Reporting Period, the amount of Shares sold through the Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Agent with respect to sales of Shares pursuant to this Agreement and (ii) deliver such number of copies of each such prospectus supplement to the NYSE as are required by such Exchange. Any obligation of the Agent to use its reasonable efforts to sell the Shares shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 5 of this Agreement.

         SECTION 4. Covenants of the Company. The Company covenants and agrees with the Agent that:

         (a) During the period in which a prospectus relating to the Shares is required to be delivered under the Act, the Company will notify the Agent promptly of the time when any subsequent amendment to the Registration Statement has become effective or any subsequent supplement to the Prospectus has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; it will prepare and file with the Commission, promptly upon the Agent's request, any amendments or supplements to the Registration Statement or Prospectus that, in the Agent's opinion, may be necessary or advisable in connection with the distribution of the Shares by the



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Agent; the Company will not file any amendment or supplement to the
Registration Statement or Prospectus (other than any prospectus supplement relating to the offering of other securities, including, without limitation, common stock other than pursuant to this Agreement, registered under the Registration Statement) unless a copy thereof has been submitted to the Agent a reasonable period of time before the filing and the Agent has not reasonably objected thereto; and it will furnish to the Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference in the Registration Statement or Prospectus; and the Company will cause each amendment or supplement to the Prospectus to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Rules and Regulations or, in the case of any document to be incorporated therein by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

         (b) The Company will advise the Agent, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and it will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

         (c) Within the time during which a prospectus relating to the Shares is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus and will file on or before their due date all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Shares. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Act, the Company will promptly notify the Agent to suspend the offering of Shares during such period and the Company will amend or supplement the Registration Statement or Prospectus (at the expense of the Company, unless the misstatements or omissions in question were made solely in reliance on written information relating to the Agent furnished to the Company by the Agent expressly for use in the Registration Statement or Prospectus in which case such amendment or supplement shall be at the expense of the Agent) so as to correct such statement or omission or effect such compliance.

         (d) The Company will use its best efforts to cause the Shares to be listed on the New York Stock Exchange and to qualify the Shares for sale under the securities laws of such jurisdictions as the Agent designates and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.



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         (e) The Company will furnish to the Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during the period in which a prospectus relating to the Shares is required to be delivered under the Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as available and in such quantities as the Agent may from time to time reasonably request and will also furnish copies of the Prospectus to the NYSE in accordance with Rule 153 of the Rules and Regulations.

         (f) The Company will furnish to the Agent for a period of five years from the date of this Agreement such information as reasonably requested by the Agent regarding the Company or its subsidiaries.

         (g) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which will satisfy the provisions of Section 11(a) of the Act) covering a 12-month period that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

         (h) The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay all expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement as originally filed, of each prospectus and of each amendment thereto, (ii) the preparation, issuance and delivery of the Shares, (iii) the reasonable fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Shares under securities laws in accordance with the provisions of Section 4(d) of this Agreement, including filing fees and any reasonable fees or disbursements of counsel for the Agent in connection therewith and in connection with the determination of the eligibility of the Shares for investment under state law, (v) the printing and delivery to the Agent of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and (vii) filing fees, if any, of the Commission and the National Association of Securities Dealers, Inc. In addition to any fees that may be payable to the Agent under this Agreement, the Company will promptly, upon the request of the Agent, reimburse the Agent for the fees and disbursements of the Agent's legal counsel incurred in connection with the establishment of the structured equity shelf program established by this Agreement.

         (i) The Company will apply the net proceeds from the sale of the Shares as set forth in the Prospectus.

         (j) The Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire, Common Stock during the period from the date of this Agreement through the final Closing Date for the sale of Shares hereunder without giving the Agent at least five business days' prior written notice specifying the nature of the proposed sale and the date of such proposed sale and suspending activity under this program for such period of time as may reasonably be determined by agreement of the Company and the Agent; provided, however, that no such notice and suspension shall be required in connection with the Company's issuance or sale of (i) shares of Common Stock, options to purchase shares of Common Stock or Common Stock issuable upon the exercise of options pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company now in effect, (ii) Common Stock issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding on the date hereof or upon conversion of the Notes and (iii) issuances of shares of Common Stock (including without limitation Rights) pursuant to the Rights Agreement, or issuances of shares of Capital Stock upon the exercise of Rights pursuant thereto.

         (k) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 5 herein.

         (l) Each time that (i) the Registration Statement shall be amended or the Prospectus supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated the date of filing with the Commission of such amendment, supplement or other document, the date of effectiveness of amendment, as the case may be, in form and substance satisfactory to the Agent to the effect that the statements contained in the certificate referred to in
Section 5(f) hereof which were last furnished to the Agent are true and correct at the time of such amendment, supplement, filing, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 5(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate.

         (m) Each time that (i) the Registration Statement is amended or the Prospectus supplemented (other than a supplement filed pursuant to Rule 424(b) under the Act that contains solely the information set forth in the final paragraph of Section 3 of this Agreement) or (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Agent shall otherwise reasonably request), the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Porter & Hedges, L.L.P., counsel to the Company ("Company Counsel"), or other counsel satisfactory to the Agent, dated the date of filing with the Commission of such amendment, supplement or other document and the date of effectiveness of such amendment, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinion referred to in Section 5(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion.

         (n) Each time that the Registration Statement shall be amended or the Prospectus supplemented to include additional amended financial information or there is filed with the Commission any document incorporated by reference into the Prospectus which contains additional amended financial information, the Company shall cause PricewaterhouseCoopers LLP or other independent accountants satisfactory to the Agent, forthwith to furnish the Agent letters, dated the date of effectiveness of such amendment, or the date of filing of such supplement or other document with the Commission, as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the letter referred to in Section 5(e) hereof but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

         (o) The Company hereby consents to the Agent trading in the Company's Common Stock for its own account on the same side of the market and at the same time as the Company's sales pursuant to this Agreement.

         (p) The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Shares, or pay anyone any compensation for soliciting purchases of the Shares other than the Agent.

         SECTION 5. Conditions of Agent's Obligations. The obligations of the Agent to sell the Shares as provided herein shall be subject to the accuracy, as of the date hereof and as of each Closing Date, of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with.

         (b) The Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Agent's opinion is material, or omits to state a fact that in the Agent's opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

         (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, on a consolidated basis, in the capital stock of the Company and its subsidiaries, or any material adverse change, or any development that may reasonably be expected to cause a material adverse change, in the condition (financial or other), business, prospects, net worth or results of operations of the Company and its subsidiaries, or a downgrading in or withdrawal of the rating assigned to any of the Company's securities by any rating organization or a public announcement by any rating organization that it has under surveillance or review its rating of any of the Company's securities, the effect of which, in the case of any such action by a rating organization described above, in the sole judgment of the Agent, is so material as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

         (d) The Agent shall have received on the date hereof and at every other date specified in Section 4(m) hereof, opinions of Company Counsel, dated as of such dates, respectively, to the effect that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus, to execute and deliver this Agreement and to issue, sell and deliver the shares as herein contemplated;

                  (ii) Each Significant Subsidiary has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted;

                  (iii) The Company and its significant subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business or condition of the Company and its significant subsidiaries taken as a whole, and the Company and its significant subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary;

                  (iv) The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company;

                  (v) The Company has authorized capital stock as set forth in the Registration Statement and the Prospectus, and the outstanding shares of capital stock of the Company have been duly and validly authorized and issued, and are fully paid, nonassessable and free of preemptive rights pursuant to the General Corporation Law of the State of Delaware, the Company's certificate of incorporation or any agreement known to such counsel. The Shares have been duly and validly authorized, and, when issued and delivered to and paid for by the purchasers thereof pursuant to this Agreement, will be fully paid and nonassessable and the stockholders of the Company have no preemptive rights with respect to the Shares pursuant to the General Corporation Law of the State of Delaware, the Company's certificate of incorporation or any agreement known to such counsel, and the certificates for the Shares are in due and proper form and the holders of the Shares will not be subject to personal liability by reason of being such holders;

                  (vi) The capital stock of the Company, including the Shares, conforms in all material respects to the description thereof contained in the Registration Statement and

         Prospectus, and the Rights Agreement has been duly authorized, executed and delivered by the Company and, except with respect to the dead hand and anti-dilution provisions of the Rights Agreement as to which no opinion is expressed, is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to applicable laws of bankruptcy, insolvency or similar laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in law or equity); and each outstanding share of Common Stock is associated with and entitled to one duly authorized and issued Right; and, when the Common Stock to be sold by the Company hereunder is issued, each such share will be associated with and entitled to one duly authorized and issued Right;

                  (vii) The Registration Statement has become effective under the Act and has registered under the Act the offer and sale of the Shares in the manner contemplated by this Agreement; to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission;

                  (viii) The Registration Statement, when it became effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission (and at each Closing Date on or prior to the date of the opinion) (other than the financial statements and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion), complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; and the documents incorporated by reference in the Registration Statement or Prospectus or any amendment or supplement thereto (other than the financial statements and other financial and statistical data contained or incorporated by reference therein, as to which such counsel need express no opinion), when filed with the Commission under the Act or the Exchange Act, complied as to form in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

                  (ix) The description in the Registration Statement and Prospectus of any statutes, legal and governmental proceedings, contracts and other documents included therein are accurate in all material respects; and to the best of such counsel's knowledge, there are no: (1) statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or
         (2) contracts, licenses, agreements, leases or documents of a character required to be described in the Registration Statement or Prospectus (or required to be filed under the Exchange Act if upon such filing they would be incorporated by reference therein) or to be filed as exhibits to the Registration Statement that are not described and filed as required;

                  (x) The statements set forth in the Prospectus under the caption "Plan of Distribution," insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate in all material respects;

                  (xi) The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein by the

         Company do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both, would constitute a breach of or default under), or result in the creation of any lien, charge or encumbrance on any property, or assets of the Company or any of its subsidiaries pursuant to any provisions of any license, indenture, mortgage, deed of trust, loan agreement, credit agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which it is bound or to which any of the property of the Company or any of its subsidiaries is subject, except for such breaches or defaults that would not in the aggregate have a material adverse effect on the Company's ability to perform its obligations under this Agreement or on the condition, financial or otherwise, or earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, nor will such action result in the violation of the charter or by-laws of the Company or any of its subsidiaries, or any statute, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of its properties (except that such counsel need express no opinion with respect to federal or state securities or Blue Sky laws); and no consent, approval, authorization or order of, or filing with, any court or governmental agency or regulatory body is required in connection with the issuance or sale of the Shares as contemplated by this Agreement, except such as have been obtained under the Act (except that such counsel need express no opinion with respect to state securities or Blue Sky laws);

                  (xii) To the best of counsel's knowledge, neither the Company nor any of its subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of or default under), any license, indenture, mortgage, deed of trust, bank loan or any other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its subsidiaries; and

                  (xiii) To the best of counsel's knowledge, other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate, have a material adverse effect on the condition, financial or otherwise, or the results of operations, stockholders' equity or business of the Company and its subsidiaries considered as one enterprise; and, to such counsel's knowledge, no such proceedings are threatened.

         In addition, such counsel shall state that such counsel has no reason to believe that either the Registration Statement, at the time it (including each Post-Effective Amendment thereto) became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus and any amendments or supplements thereto, on the date of such opinion and at each Filing Date on or prior to the date of the opinion, included an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this paragraph.

         (e) On the date hereof and at such other dates specified in Section 4(n) hereof, the Agent shall have received from PricewaterhouseCoopers LLP or other independent accountants satisfactory to the Agent, a letter dated the date of delivery thereof, in form and substance satisfactory to Agent.

         (f) The Agent shall have received from the Company a certificate, or certificates, signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President and by the principal financial or accounting officer of the Company, dated as of the date hereof and dated as of each Filing Date contemplated by this Agreement, to the effect that, to the best of their knowledge based upon reasonable investigation:

                  (i) The representations and warranties of the Company in this Agreement are true and correct, as if made at and as of the date hereof or the Filing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date hereof and each such Filing Date (as the case may be);

                  (ii) No stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of such officer after due inquiry, is threatened, by the Commission;

                  (iii) Since the date of this Agreement there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or Prospectus that has not been so set forth and there has been no document required to be filed under the Exchange Act and the rules and regulations of the Commission thereunder that upon such filing would be deemed to be incorporated by reference in the Prospectus that has not been so filed; and

                  (iv) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with the business of the Company and its subsidiaries from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus that has had or could reasonably be expected to have a material adverse effect on the condition, financial or otherwise, on the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise; and since the date of this Agreement, there has not been any material adverse change, on a consolidated basis, in the business, financial condition or results of operations of the Company and its subsidiaries considered as one enterprise which has not been described in an amendment or supplement to the Registration Statement or Prospectus (directly or by incorporation).

         (g) The Shares shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

         (h) On the date hereof and on each Filing Date, the Company shall have furnished to the Agent such appropriate further information, certificates and documents as the Agent may reasonably request.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Agent. The Company will furnish the Agent with such conformed copies of such opinions, certificates, letters and other documents as the Agent shall reasonably request.

         SECTION 6. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless the Agent, the directors, officers, employees and agents of the Agent and each person, if any, who controls the Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Agent, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on
(i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading or (iii) any breach by any of the indemnifying parties of any of their respective representations, warranties and agreements contained in this Agreement, or (iv) the engagement of the Agent pursuant to, and the performance by the Agent of the services contemplated by, this Agreement; provided that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage (1) arises from the sale of the Shares pursuant to this Agreement and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Agent furnished in writing to the Company by the Agent expressly for inclusion in any document described in clause (a)(i) above, or
(2) is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, willful misconduct or gross negligence of the Agent or the reckless disregard by the Agent of its duties and obligations hereunder. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

         (b) The Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendments thereto) or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information relating to the Agent furnished to the Company by the Agent expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 6 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this
Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(c), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement; provided that an indemnifying party shall not be liable for any such settlement effected without its consent if such indemnifying party, prior to the date of such settlement, (1) reimburses such indemnified party in accordance with such request for the amount of such fees and expenses of counsel as the indemnifying party believes in good faith to be reasonable and (2) provides written notice to the indemnified party that the indemnifying party disputes in good faith the reasonableness of the unpaid balance of such fees and expenses.

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Agent, the Company and the Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Agent, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other. The relative benefits received by the Company on the one hand and the Agent on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total compensation (before deducting expenses) received by the Agent from the sale of Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Agent, on the other, with respect to the statements or omission which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for the purpose of this
Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the foregoing provisions of this Section 6(d), the Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act, and any officers, directors, employees or agents of the Agent, will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). Except for a settlement entered into pursuant to the last sentence of Section 6(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

         SECTION 7. Representations and Agreements to Survive Delivery. All representations, warranties and agreements of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Agent contained in Section 6 hereof, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Agent, any controlling persons, or the Company (or any of their officers, directors or controlling persons), (ii) acceptance of the Shares and payment therefor or
(iii) any termination of this Agreement and shall survive delivery of and payment for the Shares.

         SECTION 8. Termination.

         (a) The Agent shall have the right by giving notice as hereinafter specified at any time at or prior to any Closing Date, to terminate this Agreement if (i) any material adverse change, or any development that has actually occurred and that is reasonably expected to cause a material adverse change, in the business, financial condition or results of operations of the Company and its subsidiaries has occurred which, in the judgment of such Agent, materially impairs the investment quality of the Shares, (ii) the Company shall have failed, refused or been unable, at or prior to the Closing Date, to perform any agreement on its part to be performed hereunder, (iii) any other condition of the Agent's obligations hereunder is not fulfilled, (iv) any suspension or limitation of trading in the Shares or in securities generally on the NYSE, or any setting of minimum prices for trading of the Shares or in securities generally on such exchange, shall have occurred, (v) any banking moratorium shall have been declared by Federal or New York authorities or (vi) an outbreak or material escalation of major hostilities in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in the judgment of the Agent, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares to be sold by the Agent on behalf of the Company. Any such termination shall be without liability of any



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

party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination. If the Agent elects to terminate this Agreement as provided in this Section, the Agent shall provide the required notice as specified herein.

         (b) The Company shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time on or after the first anniversary of the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

         (c) The Agent shall have the right, by giving notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(g), Section 6 and Section 7 hereof shall remain in full force and effect notwithstanding such termination.

         (d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Section 4(g), Section 6 and Section 7 shall remain in full force and effect.

         (e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Closing Date for any sale of Shares, such Shares shall settle in accordance with the provisions of the second to last paragraph of
Section 3 hereof.

         SECTION 9. Notices. All notices or communications hereunder shall be in writing and if sent to the Agent shall be mailed, delivered, telexed or telecopied and confirmed to the Agent at PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, telecopy no. (212) 713-4205,
Attention: Corporate Finance Department, or if sent to the Company, shall be mailed, delivered, telexed or telecopied and confirmed to the Company at 3701 Kirby Drive, Suite #112, Houston, Texas 77098, telecopy no. (713) 512-8701, attention: Anthony Tripodo. Each party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         SECTION 10. Parties. This Agreement shall inure to the benefit of and be binding upon the Company and the Agent and their respective successors and the controlling persons, officers and directors referred to in Section 6 hereof, and no other person will have any right or obligation hereunder.

         SECTION 11. Adjustments for Stock Splits. The parties acknowledge and agree that all share related numbers contained in this Agreement (including, without limitation, the Maximum Amount) shall be adjusted to take into account any stock split effected with respect to the Shares.

         SECTION 12. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof.

         SECTION 13. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 14. Waiver of Jury Trial. The Company and the Agent each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this agreement or any transaction contemplated hereby.

         SECTION 15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Agent. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Agent may be evidenced by an exchange of telegraphic or other written communications.

                                          Very truly yours,

                                          VERITAS DGC INC.


                                          By: /s/ Anthony Tripodo
                                             -----------------------------------
                                             Name: Anthony Tripodo
                                             Title: Executive Vice President,
                                                    Chief Financial Officer,
                                                    and Treasurer

ACCEPTED as of the date
first above written

PAINEWEBBER INCORPORATED


By: /s/ Charles H. Prioleau
   -------------------------------
   Name: Charles H. Prioleau
   Title: Managing Director







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